Exhibit 4.7

                                DELTATHREE, INC.

                            2004 STOCK INCENTIVE PLAN

This plan, as amended from time to time, shall be known as the deltathree, Inc. 2004 Stock Incentive Plan (the "Plan"). This Plan replaces the previous 1999 Stock Incentive Plan (the "1999 Plan").

1.     Purpose

       The purpose of the Plan is to foster and promote the long-term financial success of the Company and its Subsidiaries and materially increase shareholder value by:

       (a) motivating superior performance by means of performance-related incentives;

       (b) encouraging and providing for the acquisition of an ownership interest in the Company by Eligible Employees; and

       (c) enabling the Company to attract and retain the services of outstanding management team and other qualified and dedicated employees upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

2.     Definitions

       For purposes of interpreting the Plan and related documents (including the Option Agreement and its appendices), the following definitions shall apply:

       (a) "Administrator" - means the Board or the Compensation Committee as shall be administering the Plan, in accordance with Section 3 hereof.

       (b) "Affiliate" - means a corporation which is a Parent or Subsidiary of the Company, direct or indirect.

       (c) "Applicable Laws" - means the requirements relating to the administration of employee stocl option plans under the law of the United States of America, any stock exchange or quotation system on which the shares shall be listed or quoted and the applicable laws of any country or jurisdiction where Options are granted under the Plan.

       (d) "Award" - shall mean any grant or award under the Plan, as evidenced in a written document delivered to a Participant as provided in Section 13(b).

       (e)    "Board" - means the Board of Directors of the Company.

       (f) "Cause"- shall mean (i) the willful failure by the Participant to perform substantially the Participant's duties (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony, or (iv) the breach by the Participant of any written covenant or agreement not to compete, in each case with respect to the Company or any Subsidiary, regarding confidentiality of information of the Company or any Subsidiary or nonsolicitation or hiring of employees of the Company or any Subsidiary.


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       (g)    "Code" - means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

       (h) "Committee" - shall mean the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

       (i) "Company" - shall mean Deltathree, Inc., a Delaware corporation, and any successor thereto.

       (j) "Common Stock" - shall mean the Class A common shares, par value $0.001 per share, of the Company, as may be adjusted persuant to section 4(c) of the Plan.

       (k) "Deferred Annual Amount" shall mean, with respect to any year, the amount of compensation that a Participant elects to defer in exchange for an award of Elective Units as determined pursuant to
              Section 9 hereof.

       (l) "Consultant" - means any person who is engaged by the Company to render consulting or advisory services to any of the Company entities.

       (m) "Disability" - " shall mean long-term disability as defined under the terms of the Company's applicable long-term disability plans or policies.

       (n) "Date of Grant"- shall have the meaning set forth in Section 14 below.

       (o)    "Director" - means a member of the Board.

       (p) "Disinterested Director" - shall mean a director of the Company who is both a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code.

       (q) "Dividend Equivalent" shall mean a right granted to a Participant to receive cash or Common Stock equal in value to dividends paid with respect to Common Stock.

       (r) "Early Retirement" - shall mean retirement at or after the earliest age at which the Participant may retire and receive an immediate, but actuarially reduced, retirement benefit under any defined benefit pension plan maintained by the Company or any of its Subsidiaries in which such Participant participates, or, in the absence of any such applicable plan, as determined by the Committee.

       (s) "Effective Date" shall mean the date on which the Plan is approved by the shareholders of the Company.

       (t) "Elective Units" - shall mean a contractual right to receive a share of Common Stock at the time and subject to the conditions set forth in Section 9 hereof, in respect of a Participant's Deferred Annual Amount.

       (u) "Eligible Employee" - shall mean each Executive Officer and each other employee or consultant of the Company or its Subsidiaries, but shall not include Directors who are not employees of any such entity.


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

       (v) "Employment" shall mean, for purposes of Sections 5(g), 7(b) and 8(b), continuous and regular salaried employment with the Company or a Subsidiary, which shall include (unless the Committee shall otherwise determine) any period of vacation, any approved leave of absence or any salary continuation or severance pay period and, at the discretion of the Committee, may include service with any former Subsidiary of the Company

       (w) "Exchange Act" - means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

       (x) "Exercise Price" - means the price for each Share of stock subject to an Option.

       (y) "Executive Officer" - shall mean those persons who are officers of the Company within the meaning of Rule16a-1(f) of the Exchange Act.

       (z)    "Fair Market Value" of a Share of Common Stock means:

                  (1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the applicable date;

                  (2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date; and

                  (3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.


       (aa) "Incentive Stock" - shall mean any Award of Common Stock granted under Section 8 which becomes vested and nonforfeitable upon the attainment, in whole or in part, of performance objectives determined by the Committee.

       (bb) "Incentive Stock Option" - or "ISO" - shall mean an Option which is intended to meet the requirements of Section 422 of the Code.

       (cc) "Incentive Unit" - shall mean any Award of a contractual right granted under Section 8 to receive Common Stock (or, at the discretion of the Committee, cash based on the Fair Market Value of the Common Stock) which becomes vested and nonforfeitable upon the attainment, in whole or in part, of performance objectives determined by the Committee

       (dd) "Nonstatutory Stock Option" - or "NSO" - shall mean an Option which is not intended to be an Incentive Stock Option.

       (ee) "Normal Retirement" - shall mean retirement at or after the earliest age at which the Participant may retire and receive a retirement benefit without an actuarial reduction for early commencement of benefits under any defined benefit pension plan maintained by the Company or any of its Subsidiaries in which such Participant participates, or, in the absence of any such applicable plan, as determined by the Committee


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

       (ff) "102 Award" - means an Award that the Board intends to be a "102 Award" which shall only be granted to employees of the Company who are not Ten Percent Shareholders, and shall be subject to and shall be construed consistently with the requirements of Section 102 of the Tax Ordinance. The Company shall have no liability to an Eligible Person, or to any other party, if an Option (or any part thereof) which is intended to be a 102 Option is not a 102 Option.

              Approved 102 Awards may either be classified as Capital Gain Awards ("CGA") or Ordinary Income Awards ("OIA").

              Approved 102 Awards elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Tax Ordinance shall be referred to herein as CGA.

              Approved 102 Awards elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Tax Ordinance shall be referred to herein as OIA.

              The Company's election of the type of Approved 102 Awards as CGA or OIA granted to Employees (the "Election"), shall be appropriately filed with the Israeli Tax Authorities before the Date of Grant of any Approved 102 Option.

              Such Election shall become effective beginning the first Date of Grant of an Approved 102 Award under the Plan and shall remain in effect until at least the end of the year following the year during which the Company first granted Approved 102 Awards. The Election shall obligate the Company to grant only the type of Approved 102 Award it has elected, and shall apply to all Approved 102 Awards granted during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Tax Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Awards simultaneously.

              All Approved 102 Awards must be held in trust by a Trustee, as described in Section 11.

              For the avoidance of doubt, the designation of Unapproved 102 Awards and Approved 102 Awards shall be subject to the terms and conditions set forth in Section 102 of the Tax Ordinance and the regulations promulgated thereunder

              With regards to Approved 102 Awards, the provisions of the Plan and/or the Option Agreement shall be subject to the provisions of
              Section 102 and the Tax Assessing Officer's permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Option Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Option Agreement, shall be considered binding upon the Company and the Participants.

       (gg) "3(i) Options" - means Options that do not contain such terms as will qualify under Section 102 of the Tax Ordinance.

       (hh) "Option" - " shall mean the right to purchase the number of shares of Common Stock specified by the Committee, at a price and for the term fixed by the Committee in accordance with the Plan and subject to any other limitations and restrictions as this Plan and the Committee shall impose.

       (ii) "Option Agreement" - means a written or electronic agreement between the Company and an Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement


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

              shall state, inter alia, the number of Shares covered thereby, the dates when it may be exercised (subject to Section 5), the Exercise Price per Share subject to the Option and such other terms as the Administrator in its discretion may prescribe. The Option Agreement is subject to the terms and conditions of the Plan.

       (jj) "Participant" - shall mean an Eligible Employee who is selected by the Committee to receive an Award under the Plan.

       (kk) "Parent" - means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option, each of the corporations (other than the Company), owns stock possessing fifty percent (50%) or more of total combined voting power of all classes of stock in one of the other corporations in such chain.

       (ll)   "Reload  Option" - shall  have the  meaning  ascribed  thereto  in
              Section 5(h).

       (mm) "Retirement" - shall mean Participant's retirement pursuant to applicable law or in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its Parents or Subsidiaries in which the Participant participates within the meaning of Section 22(e)(3) of the Code.

       (nn)   "Restricted  Period" - shall mean the period  during which a grant
              of  Incentive  Stock,   Restricted   Stock,   Incentive  Units  or
              Restricted Units is subject to forfeiture.

       (oo) "Restricted Stock" - shall mean any Award of Common Stock granted under Section 7 which becomes vested and nonforfeitable, in whole or in part, upon the completion of such period of service as shall be determined by the Committee.

       (pp) "Restricted Unit" - shall mean any Award of a contractual right granted under Section 7 to receive Common Stock (or, at the discretion of the Committee, cash based on the Fair Market Value of the Common Stock) which becomes vested and nonforfeitable, in whole or in part, upon the completion of such period of service as shall be determined by the Committe

       (qq) "Service Provider" - means an Employee, advisor or Consultant of the Company, provided, however, that a consultant or advisor must be an individual who is providing or will be providing bona fide services to the Company, with such services (1) not being in connection with the offer or sale of securities in a capital-raising transaction, and (2) not directly or indirectly promoting or maintaining a market for securities of the Company.

       (rr)   "Share" - shall mean a share of Common Stock.

       (ss) "Stock Appreciation Right" - shall mean a contractual right granted under Section 6 to receive cash, Common Stock or a combination thereof.

       (tt) "Subsidiary" - shall mean any corporation of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation and any other business organization, regardless of form, in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined equity interests in such organization.

       (uu)   "Supplemental  Units"  - shall  mean an  award  made  pursuant  to
              Section 9 with respect to a number of shares of Common Stock in excess of the number of shares of Common Stock corresponding to the Participant's Elective Units.

       (vv) "Tax Ordinance" - means the Israeli Income Tax Ordinance [New Version]-1961 and the rules and regulations promulgated thereunder as now in effect or as hereafter amended.


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

       (ww) "Ten Percent Shareholder" - means a person who owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any of its Affiliates immediately before such Option is granted.

       (xx) "Trustee" - means any individual appointed by the Company to serve as a trustee and approved by the aplicable law.

3.     Administration of the Plan

       The Plan shall be administered by the Committee which shall consist of at least two Directors of the Company chosen by the Board each of whom is a Disinterested Director. The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Participants and any person claiming under or through any Participant. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.     Maximum Amount of Shares Available for Awards

       (a) Maximum Number of Shares. The aggregate number of Shares that may be issued under this Plan shall not exceed (a) 759,732 Shares (which represents 4,000,000 Shares reserved under the 1999 Plan less the amount of Shares represented by Awards previously granted under the 1999 Plan and previously exercised and/or outstanding as of September 28, 2004), plus (b) such additional Shares as are represented by Awards previously granted under the 1999 Plan which are cancelled or expire after the date of stockholder approval of this Plan without delivery of shares of stock by the Company, except as provided in this Section. Shares subject to any Award granted hereunder, or under the 1999 Plan, which expire or are terminated or canceled prior to exercise will be available for future grants under the Plan. Without limiting the generality of the foregoing, whenever shares are received by the Company in connection with the exercise of or payment for any Award granted under the Plan only the net number of shares actually issued shall be counted against the foregoing limit.

       (b) Shares Available for Issuance. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from Shares held in the Company's treasury and not reserved for some other purpose. In addition, if any Award (including awards made under the 1999 Plan) in respect of Shares is canceled or forfeited for any reason without delivery of shares of Common Stock, the shares subject to such Award shall thereafter again be available for award pursuant to the Plan.

       (c) Adjustments Upon Certain Events. In the event of any Share dividend or Share split, re-capitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change, the aggregate number of Shares available for Options under
              Section 4(a) or subject to outstanding Options and the respective prices applicable to outstanding Options shall be appropriately adjusted.

       (d) No Adjustment If Value Received. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the


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              exercise  of rights or  warrants to  subscribe  therefor,  or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to Options to be awarded to an Eligible Employee pursuant to Section 5.

       (e) Neither this Plan nor any Agreement nor any offer of Shares or Options to an Participant shall impose any obligation on the Company to continue to employ or engage the services of any Participant, and nothing in the Plan or in any Option granted pursuant thereto shall give any Participant any right to continue in the employment or service of the Company or restrict the right of the Company to terminate such employment or services at any time.

       (f) The grant of an Option to a Participant hereunder, shall neither entitle such Participant to participate, nor disqualify him from participating, in any other grant of Options pursuant to this Plan or any other share incentive or share option plan of the Company or any of its Affiliates.

5.            Stock Options

       (a) Grant. Subject to the provisions of the Plan, the Committee shall have the authority to grant Options to Eligible Employees and to determine (i) the number of shares to be covered by each Option,
              (ii) the exercise price therefor and (iii) the conditions and limitations applicable to the exercise of the Option. Notwithstanding the foregoing, in no event shall the Committee grant any Participant Options in any single calendar year with respect to more than 500,000 shares of Common Stock authorized for issuance under the Plan, as such number may be adjusted pursuant to Section 4(c). The Committee shall have the authority to grant 102 Options, 3(i) Options, Incentive Stock Options or Nonstatutory Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with
              Section 422 of the Code and the regulations thereunder.

       (b) All Service Providers of the Company shall be eligible to receive Options under the Plan; provided, however, that Options qualifying as ISOs shall be granted only to employees of the Company and options qualified under section 102 of the ordinance - capital gain track - shall be granted only to employees of the Company who are not Ten Percent shareholders of the Company.

       (c) Each Option granted pursuant to the Plan, shall be evidenced by an Option Agreement, in such form as the Committee shall from time to time approve. Each Option Agreement shall state, among other matters, the number of Shares underlying the Option, the Exercise Price and the type of Option granted there under (whether a 102 Option, a 3(i) Option, an ISO or a NSO or any other applicable agreement).

       (d) Option Price. The Committee shall establish the exercise price at the time each Option is granted. Notwithstanding the foregoing,
              (i) the exercise price at the time an Option is granted shall not be less than the Fair Market Value of the Common Stock at the date of grant and (ii) in the case of an Incentive Stock Option issued to a Participant who owns stock in the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price at the time such Incentive Stock Option is granted to such individual shall equal at least 110% of the Fair Market Value of the Common Stock at the date of grant.


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

       (e) Option Term. If not previously exercised each Option shall expire upon the tenth (10th) anniversary of the date of the grant thereof or, upon the earlier termination of the Participant's Employment (or, if applicable, on the day following the last day on which such Option is exercisable under Section 5(g) below), provided that (i) the Committee may establish a shorter term for an Option at the time of the grant of such Option and (ii) in the case of an Incentive Stock Option issued to a Participant who owns stock in the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company, such Incentive Stock Option shall expire on the fifth (5th) anniversary of the date of grant.

       (f) Exercise. Each Option shall be exercised at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter; provided, however, that if the Committee does not establish a different exercise schedule at or after the date of grant of an Option, such Option shall become exercisable on a cumulative basis in three equal annual installments commencing on the first anniversary of the date the Option is granted. The Committee may impose such conditions with respect to the exercise of Options as it shall deem appropriate, including without limitation, any conditions relating to the application of federal or state securities laws. No Shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the option price therefor and of applicable taxes as provided in Section 13(a) below. Without limiting the generality of the foregoing, payment of the option price may be made in cash or its equivalent or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned by the Participant for at least six (6) months (or such longer period as is required by applicable accounting standards to avoid a charge to earnings) and that are not the subject of any pledge or other security interest, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price

       (g) Termination of Employment. Unless the Committee shall otherwise determine at or after grant, in the event of termination of Participant's employment with the Company other than for Cause, Disability or Death, or if applicable, the termination of services given by the Participant to the Group other than for Cause, Disability or Death, all Options granted to that Participant, which are vested and exercisable at the time of such termination, may, unless earlier terminated in accordance with the provisions of the Plan or the Option Agreement, be exercised within three (3) months after the date of such termination. If, on the date of termination, the Shares subject to the Option have not vested in their entirety, any Shares covered by the unvested portion of the Option shall expire and be of no further force and effect and revert to the Plan. If the vested portion of the Option is not so exercised within the time specified herein, such vested portion of the Option shall expire and be of no further force and effect, and the Shares covered by such Option shall revert to the Plan.

              In the event of termination of Participant's employment with the Company, or if applicable, the termination of services given by the Participant to the Company by reason of death or total and permanent Disability (within the meaning of Section 22(e)(3) of the Code), or Retirement, the outstanding Options, which were vested on the date of termination, may be exercised by the Participant, the Participant's legal guardian, the Participant's estate or a person who acquires the right to exercise the Option by bequest or inheritance, as the case may be, within twelve (12) months after termination (but in no event later than the expiration of the term of such Option as set forth in the Option

              Agreement). If, on the date of termination, there are Options which are not entirely vested, the Shares covered by the unvested portion of the Options shall revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

              If a Participant's Employment is terminated for Cause (or, if after the Participant's termination of Employment, the Committee determines that the Participant's Employment could have been terminated for Cause had the Participant still been employed or has otherwise engaged in conduct that is detrimental to the interests of the Company, as determined by the Committee in its sole discretion), all Options held by the Participant shall immediately terminate, regardless of whether then exercisable.

              In the event of a Participant's termination of Employment for any reason not described in the preceding sentences, the Participant (or, in the event of the Participant's death or Disability during the period during which an Option is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Option which was exercisable at the time of such termination for 90 days (or such greater or lesser period as the Committee shall specify at or after the grant of such Option) following the date of such termination, but in no event after the date the Option otherwise expires.

       (h) Reload Options. The Committee may provide that a Participant (or, if applicable, his permitted transferee) who delivers shares of Common Stock that have been owned by such Participant (or permitted transferee) for any minimum period of time specified by the Committee to exercise an Option (when the fair market value of Common Stock exceeds the exercise price of such Option) will automatically be granted new Options ("Reload Options") for a number of shares of Common Stock equal to the number of shares so delivered. Unless the Committee determines otherwise, such Reload Options will be subject to the same terms and conditions (including the same expiration date) as the related Option except
              (i) that the exercise price shall initially be equal to the Fair Market Value of a share of Common Stock on the date such Reload
              Option is granted and (ii) such Reload Option shall not be exercisable prior to the six month anniversary of the date of grant and, thereafter, shall be exercisable in full.

6.       Stock Appreciation Rights

       (a) Grant of SARs. The Committee shall have the authority to grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Notwithstanding the foregoing, in no event shall the Committee grant any Participant SARs with respect to more than 600,000 shares of Common Stock authorized for issuance under the Plan, as such number may be adjusted pursuant to Section 4(c).

       (b) Exercise of SARs. A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price thereof. The Committee shall determine the time or times at which or the event or events (including, without limitation, a change of control) upon which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise and whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; provided, however, that unless otherwise specified by the Committee at or after grant, a Stock Appreciation Right granted in tandem with an Option shall be exercisable only at the same time or times as the related Option is exercisable.

7.            Restricted Stock and Restricted Units

       (a) Grant of Restricted Stock or Restricted Units. The Committee may grant Awards of Restricted Stock or Restricted Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Each grant of Restricted Stock or Restricted Units shall be evidenced by an Award Agreement. Unless the Committee provides otherwise at or after the date of grant, stock certificates evidencing any shares of Restricted Stock so granted shall be held in the custody of the Secretary of the Company until the Restricted Period lapses, and, as a condition to the grant of any Award of shares of Restricted Stock, the Participant shall have delivered to the Secretary of the Company a certificate, endorsed in blank, relating to the shares of Common Stock covered by such Award.

       (b) Termination of Employment. Unless the Committee otherwise determines at or after grant, the rights of a Participant with respect to an award of Restricted Stock or Restricted Units outstanding at the time of the Participant's termination of Employment shall be determined under this Section 7(b). In the event that a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability, (iii) Early Retirement with the consent of the Committee or (iv) Normal Retirement, any award of Restricted Stock or Restricted Units shall become vested and nonforfeitable as to that number of shares which is equal to the number of shares of Common Stock subject to such Award times a fraction, the numerator of which is the number of days actually worked during the Restricted Period (or, in the case of an Award which has previously vested in part (an "Installment Award"), the number of days worked since the last vesting date) and the denominator of which is the total number of days during the
              Restricted Period (or, in the case of an Installment Award, the number of days between the last vesting date and the end of the Restricted Period). Unless the Committee otherwise determines, any portion of any Restricted Stock or Restricted Unit Award that has not become nonforfeitable at the date of a Participant's termination of Employment shall be forfeited as of such date.

       (c) Delivery of Shares. Upon the expiration or termination of the Restricted Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, the restrictions applicable to the Restricted Stock or Restricted Units shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be. No payment will be required to be made by the Participant upon the delivery of such shares of Common Stock and/or cash, except as otherwise provided in Section 13(a) of the Plan. At or after the date of grant, the Committee may accelerate the vesting of any award of Restricted Stock or Restricted Units or waive any conditions to the vesting of any such award.

       (d) Restricted Period; Restrictions on Transferability during Restricted Period. Unless otherwise determined by the Committee at or after the date of grant, the Restricted Period applicable to any award of Restricted Stock or Restricted Units shall lapse, and the shares related to such award shall become freely transferable, on the third anniversary of the date of grant. Restricted Stock or Restricted Units may not be sold, assigned, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Any certificates issued in respect of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period with respect to any award of Restricted Stock, unless otherwise forfeited, the Company shall deliver such certificates to the Participant or to the Participant's legal representative. Payment for Restricted Stock Units shall be made by the Company in shares of Common Stock, cash or in any combination thereof, as determined by the Committee.

       (e) Rights as a Stockholder; Dividend Equivalents. Unless otherwise determined by the Committee at or after the date of grant, Participants granted shares of Restricted Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Restricted Stock with respect to which they were paid. The Committee will determine whether and to what extent to credit Dividend Equivalents to the account of, or to pay dividends currently to, each recipient of Restricted Units. To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents credited to a Participant's account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of additional Restricted Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Common Stock on such date.

8.     Incentive Awards

       (a) Incentive Stock and Incentive Units. Subject to the provisions of the Plan, the Committee shall have the authority to grant Incentive Stock or Incentive Units to any Eligible Employee and to determine (i) the number of shares of Incentive Stock and the number of Incentive Units to be granted to each Participant and
              (ii) the other terms and conditions of such Awards; provided that, to the extent necessary to comply with applicable law, Incentive Stock shall only be awarded to an Eligible Employee who has been employed for such minimum period of time as shall be determined by the Committee. The Restricted Period related to Incentive Stock or Incentive Units shall lapse upon the determination by the Committee that the performance objectives established by the
              Committee have been attained, in whole or in part. Such performance objectives may be related to the performance of (i) the Company, (ii) a Subsidiary, (iii) a division or unit of the Company or any Subsidiary, (v) the Participant or (vi) any combination of the foregoing, over a measurement period or periods established by the Committee. Unless the Committee otherwise determines at the time of grant of Incentive Stock or Incentive Units, the perfor mance objectives with respect to such Award shall be related to at least one of the following criteria, which may be determined solely by reference to the performance of the Company or a Subsidiary or a division or unit of the Company or a Subsidiary or based on comparative performance relative to other companies: (i) consolidated earnings before income taxes, depreciation and amortization; (ii) revenues; (iii) earnings per share; (iv) net income; (v) gross profit margin; (vi) maximum capital expenditures; (vii) return on equity; and/or (viii) return on total capital. Except to the extent otherwise expressly provided herein, the Committee may, at any time and from time to time, change the performance objectives applicable with respect to any Incentive Stock or Incentive Units to reflect such factors, including, without limitation, changes in a Participant's duties or responsibilities or changes in business objectives (e.g., from corporate to Subsidiary or business unit performance or vice versa), as the Committee shall deem necessary or appropriate. In making any such adjustment, the Committee shall adjust the number of Incentive Stock or Incentive Units or take other appropriate actions to prevent any enlargement or diminution of the Participant's rights related to service rendered and performance attained prior to the effective date of such adjustment.

       (b) Termination of Employment. Unless the Committee otherwise determines at or after grant, the rights of a Participant with respect to an award of Incentive Stock or Incentive Units outstanding at the time of the Participant's termination of Employment shall be determined under this Section 8(b). In the event that a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability, (iii) Early Retirement with the consent of the Committee or (iv) Normal Retirement, any award of Incentive Stock or Incentive Units shall become vested and nonforfeitable at the end of the measurement period as to that number of shares which is equal to that percentage, if any, of such award that would have been earned based on the attainment or partial attainment of such performance objectives times a fraction, the numerator of which is the number of days employed during the Restricted Period (or, in the case of an Award which has previously vested in part (an "Installment Award"), the number of days employed since the last vesting date) and the denominator of which is the total number of days during the Restricted Period (or, in the case of an Installment Award, the number of days between the last vesting date and the end of the Restricted Period); provided that, any portion of any Incentive Stock or Incentive Unit award that does not become vested as of the times set forth in this sentence shall be forfeited at such times. In all other cases, any portion of any award of Incentive Stock or Incentive Units that has not become nonforfeitable at the date of a Participant's termination of Employment shall be forfeited as of such date.

       (c) Awards Nontransferable. Incentive Stock or Incentive Units may not be sold, assigned, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Any certificates issued in respect of Incentive Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period with respect to any award of Incentive Stock, unless otherwise forfeited, the Company shall deliver such certificates to the Participant or to the Participant's legal representative. Payment for Incentive Stock Units shall be made by the Company in shares of Common Stock, cash or in any combination thereof, as determined by the Committee.

       (d) Rights as a Stockholder; Dividend Equivalents. Unless otherwise determined by the Committee at or after the date of grant, Participants granted shares of Incentive Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Incentive Stock with respect to which they were paid. The Committee will determine whether and to what extent to credit Dividend Equivalents to the account of, or to pay dividends currently to, each recipient of Incentive Units during the period of deferral. To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents credited to a Participant's account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of additional Incentive Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Common Stock on such date.

       (e)    Interpretation.  Notwithstanding  anything else  contained in this
              Section 8 to the contrary, if any award of Incentive Stock or Incentive Units is intended, at the time of grant, to be other performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, to the extent required to so qualify any Award hereunder, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Section 8 with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance-based compensation.

9.     Elective and Supplemental Units

       (a) Elective Units; Supplemental Units. On such date or dates as shall be established by the Committee and subject to such terms and conditions as the Committee shall determine, a Participant may be permitted to elect to defer receipt of all or a portion of his annual compensation and/or annual incentive bonus ("Deferred Annual Amount") payable by the Company or a Subsidiary and receive in lieu thereof a number of Elective Units equal to the greatest whole number which may be obtained by dividing (x) the amount of the Deferred Annual Amount by (y) the Fair Market Value of a share of Common Stock on the date of grant. No shares of Common Stock will be issued upon the issuance of Elective Units; the Company will establish a separate account for the Participant and will record in such account the number of Elective Units issued to the Participant. To the extent the Committee so determines, a Participant who elects to receive Elective Units shall also receive that number of Supplemental Units equal to the greatest whole number which may be obtained by dividing (x) such percentage of the Deferred Annual Amount as is determined by the Committee at the date of grant by (y) the Fair Market Value of a share of Common Stock on the date of grant.

       (b) Rights as a Stockholder; Dividend Equivalents. A Participant shall not have any right in respect of Elective Units issued pursuant to the Plan to vote on any matter submitted to the Company's stockholders until such time as the shares of Common Stock attributable to such Elective Units have been issued to such Participant or his beneficiary. The Committee will determine whether and to what extent to credit Dividend Equivalents to the account of, or to pay dividends currently to, each recipient of Elective Units. Dividend Equivalents credited to a Participant's account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of Elective Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Common Stock on such date.

       (c) Vesting of Elective Units and Supplemental Units. The Elective Units credited to a Participant, together with any Dividend Equivalents credited in respect of such Elective Units, shall be fully vested at all times. Unless the Committee provides otherwise at or after the date of grant, the Supplemental Units credited to a Participant, together with any Dividend Equivalents credited in respect of Supplemental Units, shall become vested in full on the third anniversary of the date the corresponding Deferred Annual Amount would have been paid absent the Participant's election to defer provided the Participant remains in the continuous employ of the Company or a Subsidiary through such date. Notwithstanding the foregoing, the Committee may accelerate the vesting of any Supplemental Units at or after the date of grant.

       (d) Settlement of Elective Units and Supplemental Units. Unless the Committee determines otherwise at or after the date of grant, a Participant shall receive one share of Common Stock for each Elective Unit (and related Dividend Equivalents) as of the date of such Participant's termination of employment (or such later date as may be elected by the Participant in accordance with the rules and procedures of the Committee). Unless the Committee determines otherwise at or after the date of grant, a Participant shall receive one share of Common Stock for each Supplemental Unit (and related Dividend Equivalents) that shall have become vested on or prior to the date of such Participant's termination of employment with the Company and the Subsidiaries, other than any such termination for Cause, on the date of such termination of employment (or on such earlier date as the Committee shall permit or such later date as may be elected by the Participant in accordance with the rules and procedures of the Committee). In the event of the termination of a Participant's employment with the Company and the Subsidiaries for Cause, the Participant shall immediately forfeit all rights with respect to any Supplemental Units (and related Dividend Equivalents) credited to his account. The Committee may provide in the Award Agreement applicable to Elective Units that, in lieu of issuing shares of Common Stock in settlement of the vested Supplemental Units (and related Dividend Equivalents), the Committee may direct the Company to pay to the Participant the cash value thereof.

10.    Designation of Awards Pursuant to Section 102 of the Tax Ordinance

       (a) The Committee may designate Awards granted to Employees pursuant to Section 102 of the Tax Ordinance as Unapproved 102 Awards or as Approved 102 Awards.

       (b) The grant of an Approved 102 Award under the Plan shall be conditioned upon the approval of the Plan by the Israeli Tax Authorities.

       (c) Approved 102 Awards may either be classified as Capital Gain Awards or Ordinary Income Awards.

       (d) Each Award Agreement shall state, inter alia, the type of Award granted thereunder (whether a CGA, OIA, Unapproved 102 Award or a 3(i) Award), the vesting provisions and the Exercise Price.

       (e) No Approved 102 Awards may be granted under this Plan to any eligible Employee, unless and until, the Company's election of the type of Approved 102 Awards as CGA or OIA granted to Employees (the "Election"), shall be appropriately filed with the Israeli Tax Authorities at least thirty (30) days before the first Date of Grant of an Approved 102 Option under this Plan. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Option under the Plan and shall remain in effect until at least the end of the year following the year during which the Company first granted Approved 102 Awards. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Approved 102 Awards granted during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Tax Ordinance, as now in effect or as hereafter ammended. For the avoidance of doubt, such Election shall not prevent, subject to the Board's sole discretion, the Company from simultaneously (i) granting Unapproved 102 Awards; or (ii) 3(i) Options.

       (f) All Approved 102 Awards must be held in trust by a Trustee, as described in Section 11 below.

       (g) For the avoidance of doubt, the designation of Unapproved 102 Awards and Approved 102 Awards shall be subject to the terms and conditions set forth in Section 102 of the Tax Ordinance and regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

       (h) With regards to Approved 102 Awards, the provisions of the Plan and the Option Agreement shall be subject to the provisions of
              Section 102 and the Tax Assessing Officer's permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Option Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Option Agreement, shall be considered binding upon the Company and the Participants.

11.    Trustee

       (a) The Committee may choose to deposit the Awards granted pursuant to the Plan with a trustee (the "Trustee"). In such event, the Trustee shall hold such Awards, and any Shares issued upon the exercise of any of such Awards, in trust pursuant to the Company's instructions from time to time. The Trustee shall be entitled to make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to the exercise of the Awards or their sale to a third party. The Company shall deliver the Trustee all the necessary information required by him. The Trustee shall be exempt from any liability with respect to any action or decision duly taken in its/his capacity as Trustee.

       (b) Anything herein to the contrary notwithstanding, Approved 102 Awards granted under the Plan and/or all Shares allocated or issued upon exercise of such Approved 102 Awards and/or all other shares received subsequently following any realization of rights in connection with such Approved 102 Awards or Shares and all rights attached to shares described above or Approved 102 Awards, shall be allocated or issued to the Trustee and held for the benefit of the Participant for such period of time as required by
              Section 102 or any regulations, rules, orders or procedures promulgated there under as now in effect or as hereafter amended (the "Restricted Period Per Section 102"). All of the rights attached to Shares issued upon exercise of Approved 102 Awards, including without limitation dividend in shares, shall be subject to the same tax treatment as the treatment to which such Awards are subject to. In case the requirements pursuant to Section 102 for an Approved 102 Awards are not met, then the Approved 102 Awards may be regarded as Unapproved 102 Awards, all in accordance with the provisions of Section 102 and regulations, rules, orders or procedures promulgated there under as now in effect or as hereafter amended.

       (c) Notwithstanding anything to the contrary, the Trustee shall not make any transaction or take any action with respect to Approved 102 Awards or Shares issued upon exercise thereof, will not transfer, assign, release, pledge, mortgage voluntarily, or grant in connection therewith any proxy or assignment deed, whether immediately effective or effective at a future date, other than by will or by operation of law, until after the full payment of the Participant's tax liabilities arising from the grant of such Awards or their exercise or release or transfer by the Trustee or after guarantying the payment of said taxes. If such Options or Shares have been transferred by will or by operation of law, the provisions of Section 102 will apply with respect to the heirs or the transferees of the Participant or Stockholder, as the case may be.

       (d) Upon receipt of an Approved 102 Award, the Participant will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Approved 102 Award or Share held, released or transferred by the Trustee, in accordance with the terms of Section 102.

       (e) Subject to the provisions of Section 102 and any regulations, rules, orders or procedures promulgated there under as now in effect or as hereafter amended, during the Restricted Period Per
              Section 102 a Participant may not release the Approved 102 Awards or Shares issued upon exercise thereof from trust or sell such Awards or Shares while they are held by the Trustee. At any time thereafter each Participant may require (but shall not be Participant, any Approved 102 Awards or Shares issued pursuant to the exercise of such Approved 102 Awards, provided that (1) such transfer is in compliance with all applicable securities laws, and
              (2) all applicable tax due pursuant to such a sale or transfer has been paid in accordance with Section 102 and the Trustee has received an acknowledgment from the Israeli Tax Authorities that the Participant has paid any applicable tax due pursuant to the Tax Ordinance. Notwithstanding the above, if any such sale or release occurs during the Restricted Period Per Section 102, the sanctions under Section 102 of the Tax Ordinance and under any rules or regulation or orders or procedures promulgated there under as now in effect or as hereafter amended, shall apply to and shall be borne by such Participant.

12.    Stock in Lieu of Cash

       The Committee may grant Awards or shares of Common Stock in lieu of all or a portion of an award otherwise payable in cash to an Executive Officer pursuant to any bonus or incentive compensation plan of the Company (subject to any applicable limitations in such bonus or incentive compensation plan). If shares are issued in lieu of cash, the number of shares of Common Stock to be issued shall be the greatest number of whole shares which has an aggregate Fair Market Value on the date the cash would otherwise have been payable pursuant to the terms of such other plan equal to or less than the amount of such cash.

13.    General Provisions

       (a) Withholding. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of any Award satisfied in the form of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

       (b) Awards. Each Award hereunder shall be evidenced by a written or electronic agreement. The agreement shall be delivered to the Participant and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto (each, an "Award Agreement").

       (c) Non-transferability. No Award shall be transferable by a Participant otherwise than by will or under the applicable laws of descent and distribution, unless such transfer shall be (i) permitted by the Committee (on such terms as it shall establish) or (ii) if the Option agreement pursuant to which an Award is made so provides, to (A) the spouse, children or grandchildren of such Participant (collectively, "Family Members"), (B) a trust or trusts for the exclusive benefit of such Family Members, or (C) a partnership or limited liability company in which such Family Members and trusts for the exclusive benefit of such Family Members are the only partners or members, as the case may be. In addition, no Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise) and no Award shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any attachment or similar process, in either case contrary to the provisions hereof, such Award shall immediately become null and void.

       (d) Legend. To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock or Incentive Stock awarded under the Plan prior to the expiration of the applicable Restricted Period, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:

              "The shares of stock represented by this certificate are subject to the terms and conditions contained in the deltathree, Inc. 2004 Stock Incentive Plan and the Award Agreement, dated as of _____, between the Company and the Participant, and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in Section 13(c) of the Plan or in such Award Agreement) until ____________________ ."

              Upon the lapse of the Restricted Period with respect to any such shares of Restricted Stock or Incentive Stock, the Company shall issue or have issued new share certificates without the legend described herein in exchange for those previously issued.

       (e) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. Further, the Company and each Subsidiary expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

       (f) No Rights to Awards, No Shareholder Rights. No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Participants and Eligible Employ ees. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a shareholder with respect to any shares of Common Stock to be issued under the Plan prior to the issuance thereof.

       (g) Effective Date and Termination of the Plan. The Plan shall become effective on the Effective Date. No Awards may be granted under the Plan after the expiration of ten years from the date this Plan is adopted. The Plan will terminate on September 23, 2014, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Option Agreements or Award Agreements executed prior to the effective date of such termination.

       (h) Amendment of Plan. The Board or the Committee may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such amendment would:

              (1) increase the number of shares of Common Stock subject to the Plan, except pursuant to Section 4(c);

              (2)    determine the price at which Options may be granted; or

              (3)    remove the administration of the Plan from the Committee.

              Without  the  written  consent  of  an  affected  Participant,  no termination, suspension or modification of the Plan shall adversely affect any right of such Participant under the terms of an Award granted before the date of such termination, suspension or modification.

       (i) Application of Proceeds. The proceeds received by the Company from the sale of its shares under the Plan will be used for general corporate purposes.

       (j) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange or similar listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.

       (k) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

       (l)    Governing Law.

               (i) The Plan and all instruments issued there under or in connection therewith the Delaware Company, shall be governed by, construed, enforced and interpreted in accordance with, the laws of the State of New York.

               (ii) The Plan and all instruments issued there under or in connection therewith the Company affiliates and/or subsidiaries, shall be governed by, and interpreted in accordance with, the applicable laws with in the county of incorporation of the Company's affiliate and/or subsidiary.

14.    Date of Grant

       Subject to Applicable Laws, the Date of Grant of an Award shall, for all purposes, be the date on which the Committee makes the determination granting such Award.

15.    Tax Consequences

       Any tax consequences arising from the grant or exercise of any Award or from the disposition of Shares or from any other event or act (whether of the Participant or of the Company or of its Trustee) hereunder, shall be borne solely by the Participant. The Company and/or the Trustee shall withhold taxes according to the requirements under the Applicable Laws, rules, and regulations, including withholding taxes at source. Furthermore, such Participant shall agree to indemnify the Company that employs the Participant and/or the Trustee, and/or the Company's shareholders and/or directors and/or officers if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. Except as otherwise required by law, the Company shall not be obligated to honor the exercise of any Option by or on behalf of an Participant until all tax consequences (if any) arising from the exercise of such Options are resolved in a manner reasonably acceptable to the Company.

16.    Non-Exclusivity of the Plan

       The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise then under the Plan, and such arrangements may be either applicable generally or only in specific cases.

       For the avoidance of doubt, prior grant of options to Participants of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

17.    Inability to Obtain Authority

       The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.    Multiple Agreements

       The terms of each Option may differ from other Options granted to each Participant under the Plan at the same time. The Administrator may also grant more than one Option to a given Participant during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Participant.

19.    Disputes

       Any dispute or disagreement which may arise under or as a result of or pursuant to this Plan or the Options Agreements shall be determined by the Board in its sole discretion and any interpretation made by the Board of the terms of the Plan or the Option Agreements shall be final, binding and conclusive.


                                     Adopted by the Board on September 23, 2004.